Exhibit 10.10

TRIUMPH BANCORP, INC.

2014 OMNIBUS INCENTIVE PLAN

SECTION 1.	Purpose; Definitions

The purpose of this Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a means of providing incentives for future performance of services directly linked to the profitability of the Company’s businesses and increases in shareholder value.

For purposes of this Plan, the following terms are defined as set forth below:

(a) “409A Change of Control” has the meaning set forth in Section 10(a)(iii).

(b) “Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.

(c) “Applicable Exchange” means the NASDAQ or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(d) “Award” means a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Performance Award or Other Stock-Based Award granted pursuant to the terms of this Plan.

(e) “Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

(f) “Board” means the Board of Directors of the Company.

(g) “Business Combination” has the meaning set forth in Section 10(c)(iii).

(h) “Cause” means, unless otherwise provided in an Award Agreement, (1) “Cause” as defined in any Individual Agreement to which the Participant is a party as of the Grant Date, or (2) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of, or plea of guilty or nolo contendere by, the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) willful and deliberate failure on the part of the Participant to perform his or her employment duties as determined by the Committee, (C) dishonesty in the course of fulfilling the Participant’s employment duties, (D) conduct by the Participant that is injurious to the Company or an Affiliate, or an act of fraud, embezzlement, misrepresentation or breach of a fiduciary duty against the Company or any of its Subsidiaries, as determined by the Committee, (E) a material violation of the Company’s ethics and compliance program, (F) a breach by the Participant of any nondisclosure, non-solicitation or noncompetition obligation owed to the Company or any of its Affiliates, or (G) prior to a Change in Control, such other events as shall be determined by the Committee.

(i) “Change in Control” has the meaning set forth in Section 10(c).

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(k) “Commission” means the Securities and Exchange Commission or any successor agency.

(l) “Committee” means the Committee referred to in Section 2(a).

(m) “Common Stock” means the common stock, par value $.01 per share, of the Company.

(n) “Company” means Triumph Bancorp, Inc., a Texas corporation, or its successor.

(o) “Corporate Transaction” has the meaning set forth in Section 3(c)(i).

(p) “Disability” means, unless otherwise provided in an Award Agreement, (i) “Disability” as defined in any Individual Agreement to which the Participant is a party as of the Grant Date, or (ii) if there is no such Individual Agreement or it does not define “Disability,” permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, as determined by the Committee, based upon medical evidence acceptable to it. Notwithstanding the above, with respect to each Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, the foregoing definition shall apply for purposes of vesting of such Award, provided that such Award shall not be settled, paid, or otherwise satisfied until the earliest of: (A) the Participant’s “disability” within the meaning of Section 409A of the Code, (B) the Participant’s “separation from service” within the meaning of Section 409A of the Code and (C) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement.

(q) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(r) “Effective Date” has the meaning set forth in Section 11(a).

(s) “Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective directors, officers, employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(u) “Fair Market Value” means, except as otherwise determined by the Committee, the closing sales price (or the closing bid, if no sales were reported) of a Share as quoted on the Applicable Exchange on the applicable measurement date (including, without limitation, the Grant Date for Stock Options and Stock Appreciation Rights) or, if no Shares were traded on the Applicable Exchange on such measurement date, then the closing sales price on the immediately preceding trading day on which Shares were traded on the Applicable Exchange, as reported by such source as the Committee may select. If there is no regular public trading market on an Applicable Exchange for such Shares, the Fair Market Value of the Shares shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Sections 409A and Sections 422(c)(1) of the Code.

(v) “Free-Standing SARs” has the meaning set forth in Section 5(b).

(w) “Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares, or the formula for earning a number of Shares, to be subject to such Award or the cash amount subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.

(x) “Incentive Stock Option” means any Stock Option designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

(y) “Incumbent Board” has the meaning set forth in Section 10(c)(ii).

(z) “Individual Agreement” means an employment, severance, salary continuation, consulting, or similar agreement (the “employment agreement”) between a Participant and the Company or one of its Subsidiaries or Affiliates, and, after a Change in Control, an employment salary continuation, severance or similar agreement as may apply in connection with a change in control of the Company (the “change in control agreement”) between a Participant and the Company or one of its Subsidiaries or Affiliates. If a Participant is party to both an employment agreement and a change in control agreement, the employment agreement shall be the relevant “Individual Agreement” prior to a Change in Control, and, the change in control agreement shall be the relevant “Individual Agreement” after a Change in Control, except to the extent such distinction shall be less favorable to the Participant.

(aa) “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(bb) “Other Performance Award” means any Award granted under Section 8 of a unit valued by reference to a designated amount of cash or other property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(cc) “Other Stock-Based Award” means Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Shares, including, without limitation, unrestricted Shares, dividend equivalents, and convertible debentures, but excluding, for the avoidance of doubt, Restricted Stock Units and Restricted Stock.

(dd) “Outstanding Company Common Stock” has the meaning set forth in Section 10(c)(i).

(ee) “Outstanding Company Voting Securities” has the meaning set forth in Section 10(c)(i).

(ff) “Participant” means an Eligible Individual to whom an Award is or has been granted.

(gg) “Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award.

(hh) “Performance Period” means that period established by the Committee at the time any Other Performance Award is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

(ii) “Person” has the meaning set forth in Section 10(c)(i).

(jj) “Plan” means the Triumph Bancorp, Inc., 2014 Omnibus Incentive Plan, as set forth herein and as hereinafter amended from time to time.

(kk) “Restricted Stock” means an Award granted under Section 6.

(ll) “Restricted Stock Unit” has the meaning set forth in Section 7(a).

(mm) “Restriction Period” has the meaning set forth in Section 6(c)(ii).

(nn) “Securities Act” has the meaning set forth in Section 5(i).

(oo) “Separation from Service” has the meaning set forth under the definition of “Termination of Service.”

(pp) “Share” means a share of Common Stock.

(qq) “Stock Appreciation Right” means an Award granted under Section 5(b) or 5(c).

(rr) “Stock Option” means an Award granted under Section 5(a).

(ss) “Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity during any period in which at least a fifty percent (50%) voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(tt) “Tandem SARs” has the meaning set forth in Section 5(b).

(uu) “Term” means the maximum period during which a Stock Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Service or otherwise, as specified in the applicable Award Agreement.

(vv) “Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Service and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall also be deemed to incur a Termination of Service as a result of a Disaffiliation of such Subsidiary, Affiliate or division if the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Service. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “non-qualified deferred compensation plan” within the meaning of Section 409A of the Code, a Participant shall not be considered to have experienced a “Termination of Service” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”).

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2.	Administration

(a) Committee. The Plan shall be administered by the Board directly, or if the Board elects, by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate, which shall be appointed by and serve at the pleasure of the Board. Unless otherwise provided by the Board, the Committee shall be composed of not less than two (2) directors (or such greater number as may be required by applicable law or the rules of an Applicable Exchange), each of whom shall be (i) on and after the time that the Company becomes subject to the Exchange Act, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act or any successor rule of similar import, and/or (ii) to the extent required by the Applicable Exchange, an “independent director” within the meaning of the listing standards of such Applicable Exchange. All references in this Plan to the “Committee” refer to the Board as a whole, unless a separate committee has been designated or authorized consistent with the foregoing.

(b) Subject to the terms and conditions of this Plan, the Committee shall have absolute authority:

(i) to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii) to determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Performance Awards, Other Stock-Based Awards, or any combination thereof are to be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve the form of any Award Agreement and determine the terms and conditions of any Award granted hereunder, including, but not limited to, the exercise price (but, for the avoidance of doubt, subject to Section 5(d)), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the Shares relating thereto, based on such factors as the Committee shall determine;

(v) to modify, amend or adjust the terms and conditions of any Award (subject to Section 5(d)), at any time or from time to time, including, but not limited to, Performance Goals;

(vi) to determine to what extent and under what circumstances Shares and other amounts payable with respect to an Award shall be deferred;

(vii) to determine under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;

(viii) to determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

(ix) to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;

(x) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(xi) to interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Award Agreement relating thereto);

(xii) to decide all other matters that must be determined in connection with an Award; and

(xiii) to otherwise administer this Plan.

(b) Procedures.

(i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and this Section 2(b), allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(ii) Any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c) Discretion of Committee. Any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of this Plan shall be final, binding and conclusive on all persons, including the Company, Participants and Eligible Individuals. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder. Notwithstanding the foregoing or the terms of any Award Agreement, following a Change in Control, any determination by the Committee or its delegate as to whether “Cause” or “good reason” (or any terms of similar meaning applicable to an Award) exists shall be subject to de novo review.

(d) Cancellation or Suspension. Subject to Section 5(d), the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

(e) Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. Unless otherwise provided in an Award Agreement, the effectiveness of an Award shall be subject to the Award Agreement being signed by the Company and the Participant receiving the Award or to the Award Agreement being delivered to the Participant electronically or by such other means as the Committee shall determine in its sole discretion. Award Agreements may be amended only in accordance with Section 11(d) hereof.

SECTION 3.	Shares Subject to Plan

(a) Plan Maximums. The maximum number of Shares that may be granted pursuant to Awards under this Plan shall be 1,200,000 Shares. Subject to the provisions of Section 3(c) (relating to adjustments upon changes in capital structure and other corporate transactions), the maximum number of Shares that may be granted pursuant to Stock Options intended to be Incentive Stock Options shall be 1,200,000 Shares. The limits set forth in this Section 3(a) shall be subject to the provisions of Sections 3(c) (relating to adjustments upon changes in capital structure and other corporate transactions).

(b) Rules for Calculating Shares Delivered. To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under this Plan. If the exercise price of any Stock Option or Stock Appreciation Right and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares) or withholding Shares relating to such Award, the net number of Shares subject to the Award after payment of the exercise price and/or tax withholding obligations shall be deemed to have been granted for purposes of the first sentence of Section 3(a).

(c) Adjustment Provisions.

(i) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (B) the maximum limitations set forth in Section 3(a) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, and (D) the exercise price of outstanding Awards.

(ii) In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (B) the maximum limitations set forth in Section 3(a) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, and (D) the exercise price of outstanding Awards.

(iii) In the case of Corporate Transactions, such adjustments may include, without limitation: (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of a Stock Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction (as determined by the Committee in its sole discretion) over the exercise price of such Stock Option or Stock Appreciation Right shall conclusively be deemed valid, which shall be zero (0) to the extent that the exercise price equals or exceeds the value of the consideration being paid for each Share pursuant to such Corporate Transaction (as determined by the Committee in its sole discretion)); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other the Company’s filings with the Commission.

(iv) Any adjustments made pursuant to this Section 3(c) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code are intended to be made in such a way that does not result in the imposition of taxes or penalties under Section 409A of the Code in respect of such Awards; and any adjustments made pursuant to this Section 3(c) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code are intended to be made in a manner such that after such adjustments, either (A) the Awards continue not to be subject to Section 409A of the Code or (B) such adjustments do not result in the imposition of taxes or penalties under Section 409A of the Code in respect of such Awards.

(v) Any adjustment under this Section 3(c) need not be the same for all Participants.

(d) Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

SECTION 4.	Eligibility

Awards may be granted under this Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

SECTION 5.	Stock Options and Stock Appreciation Rights

(a) Types of Stock Options. Stock Options may be granted alone or in addition to other Awards granted under this Plan and may be of two (2) types: Incentive Stock Options and Nonqualified Stock Options; provided, that, no Stock Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code; provided, further, that, any Stock Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Stock Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. The Award Agreement for a Stock Option shall indicate whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

(b) Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with a Stock Option, or “Free-Standing SARs,” which are not granted in conjunction with a Stock Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one (1) Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Shares or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c) Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Stock Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Stock Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Stock Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Stock Option, and the related Stock Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d) Exercise Price. The exercise price per Share subject to a Stock Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a Share on the applicable Grant Date. In no event may any Stock Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(c), to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Stock Option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Stock Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s shareholders.

(e) Term. The Term of each Stock Option and each Free-Standing SAR shall be fixed by the Committee, but no Stock Option or Free-Standing SAR shall be exercisable more than ten (10) years after its Grant Date.

(f) Exercisability. Except as otherwise provided herein, Stock Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

(g) Method of Exercise. Subject to the provisions of this Section 5, Stock Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the Term thereof by giving written notice of exercise to the Company specifying the number of Shares subject to the Stock Option or Free-Standing SAR to be purchased. In the case of the exercise of a Stock Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Stock Options multiplied by the applicable exercise price) per Share by certified or bank check, wire transfer, or such other instrument or method as the Company may accept. If provided for in the applicable Award Agreement as approved by the Committee, payment in full or in part may also be made as follows:

(i) In the form of unrestricted Shares (by delivery of such Shares or by attestation) already owned by the Participant of the same class as the Shares subject to the Stock Option (based on the Fair Market Value of the Shares on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the Participant shall only have the right to make a payment in the form of already owned Shares of the same class as the Shares subject to the Stock Option if such right is set forth in the applicable Award Agreement.

(ii) To the extent permitted by applicable law, by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale necessary to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.

(iii) By instructing the Company to withhold a number of such Shares having a Fair Market Value (based on the Fair Market Value of the Shares on the date the applicable Stock Option is exercised) equal to the product of (A) the exercise price per Share multiplied by (B) the number of Shares in respect of which the Stock Option shall have been exercised.

(h) Delivery; Rights of Shareholders. A Participant shall not be entitled to delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right until the exercise price therefor has been fully paid and applicable taxes have been withheld. Except as otherwise provided in Section 5(l), a Participant shall have all of the rights of a shareholder of the Company holding the class or series of Shares subject to such Stock Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a), and (iii) in the case of a Stock Option, has paid in full for such Shares.

(i) Nontransferability of Stock Options and Stock Appreciation Rights. No Stock Option or Free-Standing SAR shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution; or (ii) in the case of a Nonqualified Stock Option or Free-Standing SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise (for purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933 (the “Securities Act”), as amended, and any successor thereto). A Tandem SAR shall be transferable only with the related Stock Option as permitted by the preceding sentence. Any Stock Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such stock option is transferred pursuant to this Section 5(i), it being understood that the term “holder” and “Participant” include such guardian, legal representative and other transferee; provided, however, that the term “Termination of Service” shall continue to refer to the Termination of Service of the original Participant.

(j) Termination of Service. The effect of a Participant’s Termination of Service, Disability or death, if any, on any Stock Option or Stock Appreciation Right then held by the Participant shall be set forth in the applicable Award Agreement or any other document approved by the Board or Committee and applicable to the Stock Option or Stock Appreciation Right. In no event shall a Stock Option or Stock Appreciation Right be exercisable after the expiration of its Term.

(k) Additional Rules for Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, no Stock Option which is intended to qualify as an Incentive Stock Option may be granted to any Eligible Individual who at the time of such grant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Stock Option is granted the exercise price is at least one hundred ten percent (110%) of the Fair Market Value of a Share and such Stock Option by its terms is not exercisable after the expiration of five (5) years from the date such Stock Option is granted. In addition, the aggregate Fair Market Value of the Shares (determined at the time a Stock Option for the Shares is granted) for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent a Stock Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a Nonqualified Stock Option.

(l) Dividends and Dividend Equivalents. Dividends (whether paid in cash or Shares) and dividend equivalents may not be paid or accrued on Stock Options or Stock Appreciation Rights; provided that Stock Options and Stock Appreciation Rights may be adjusted under certain circumstances in accordance with the terms of Section 3(c).

SECTION 6.	Restricted Stock

(a) Administration. Shares of Restricted Stock are actual Shares issued to a Participant and may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of Shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards.

(b) Book Entry Registration or Certificated Shares. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. If any certificate is issued in respect of Shares of Restricted Stock, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Triumph Bancorp, Inc., 2014 Omnibus Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Triumph Bancorp, Inc., 3 Park Central, Suite 1700, 12700 Park Central Drive, Dallas, Texas 75251.

The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Award Agreement:

(i) The Committee shall, prior to or at the time of grant, condition (A) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (B) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Awards of Restricted Stock (including, without limitation, any applicable Performance Goals) need not be the same with respect to each recipient.

(ii) Subject to the provisions of this Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Award of Restricted Stock for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

(d) Rights of a Shareholder. Except as provided in this Section 6 and the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Shares of Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends. As determined by the Committee in the applicable Award Agreement and subject to Section 14(e), (A) cash dividends on the class or series of Shares of Awards of Restricted Stock shall be payable in cash and shall, as determined by the Committee, either be either (i) held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, or (ii) distributed in full or in part without regard to the vested status of the underlying Restricted Stock; and (B) dividends payable in Shares shall be paid in the form of Restricted Stock of the same class as the Shares with which such dividend was paid, and shall, as determined by the Committee, be either (i) held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, or (ii) distributed in full or in part without regard to the vested status of the underlying Restricted Stock.

(e) Delivery of Unlegended Certificates. If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

(f) Termination of Service. The effect of a Participant’s Termination of Service, Disability or death, if any, on any Restricted Stock then held by the Participant shall be set forth in the applicable Award Agreement or any other document approved by the Board or Committee and applicable to the Restricted Stock.

SECTION 7.	Restricted Stock Units

(a) Nature of Awards. Restricted stock units and deferred share rights (together, “Restricted Stock Units”) are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or both, based upon the Fair Market Value of a specified number of Shares.

(b) Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Award Agreement:

(i) The Committee shall, prior to or at the time of grant, condition (A) the vesting of Restricted Stock Units upon the continued service of the applicable Participant, or (B) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including, without limitation, any applicable Performance Goals) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, at a later time specified by the Committee in the applicable Award Agreement, or, if the Committee so permits, in accordance with an election of the Participant.

(ii) Subject to the provisions of this Plan and the applicable Award Agreement, during the Restriction Period, if any, set by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iii) The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive payments of cash, Shares, or other property corresponding to the dividends payable on the Shares (subject to Section 14(e) below).

(c) Rights of a Shareholder. A Participant to whom Restricted Stock Units are awarded shall have no rights as a shareholder with respect to the Shares represented by the Restricted Stock Units unless and until Shares are actually delivered to the participant in settlement thereof. Unless otherwise determined by the Committee and subject to Section 14(e), an Award of Restricted Stock Units shall be adjusted to reflect deemed reinvestment in additional Restricted Stock Units of the dividends that would be paid and distributions that would be made with respect to the Award of Restricted Stock Units if it consisted of actual Shares. Notwithstanding the immediately preceding sentence, if an adjustment to an Award of Restricted Stock Units is made pursuant to Section 3(c) as a result of any dividend or distribution, no increase to such Award (by means of deemed reinvestment in additional Restricted Stock Units) shall be made under this Section 7(c) as a result of the same dividend or distribution.

(d) Termination of Service. The effect of a Participant’s Termination of Service, Disability or death, if any, on any Restricted Stock Units then held by the Participant shall be set forth in the applicable Award Agreement or any other document approved by the Board or Committee and applicable to the Restricted Stock Units.

SECTION 8.	Other Performance Awards

Other Performance Awards may be issued hereunder to Eligible Individuals, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under this Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Other Performance Award. The conditions for grant or vesting and the other provisions of Other Performance Awards (including, without limitation, any applicable Performance Goals) need not be the same with respect to each recipient. Other Performance Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement.

SECTION 9.	Other Stock-Based Awards

Other Stock-Based Awards may be granted either alone or in conjunction with other Awards granted under this Plan.

SECTION 10.	Change in Control Provisions

(a) Unless otherwise provided in the applicable Award Agreement and subject to Sections 3(c) and 14, notwithstanding any other provision of the Plan to the contrary, immediately upon the occurrence of a Change in Control:

(i) any Stock Options and Stock Appreciation Rights outstanding that are not then exercisable and vested shall become fully exercisable and vested;

(ii) the restrictions, including the Restriction Period, which may differ with respect to each grantee, and deferral limitations applicable to any Restricted Stock shall lapse and such Restricted Stock shall become free of all restrictions and become fully vested and transferable;

(iii) all Awards (other than Stock Options, Stock Appreciation Rights and Restricted Stock) shall vest and be considered to be earned and payable in full, and any restrictions shall lapse and such Awards shall be settled or paid as promptly as is practicable in the form set forth in the applicable Award Agreement; provided, however, that with respect to any such Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, the settlement of each such Award pursuant to this Section 10(a)(iii) shall not occur until the earliest of (A) the Change in Control if such Change in Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code (each, a “409A Change in Control”) and (B) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement;

(iv) any performance-based Awards, shall vest and be deemed to be earned and payable in full, with all applicable performance goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement of the performance goals for the Award as determined by the Committee not later than the date of the Change in Control, taking into account performance and such other inputs as the Committee deems relevant through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period), and such earned Awards shall become free of all restrictions and become fully payable, vested and transferable, as applicable; provided, however, that with respect to any such Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, the payment or settlement of each such Award pursuant to this Section 10(a)(iv) shall not occur until the earliest of (1) the Change in Control if such Change in Control constitutes a 409A Change in Control and (2) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement; and

(v) the Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.

(b) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(c) Except as otherwise provided in a particular Award Agreement, for purposes of this Plan, a “Change in Control” shall mean the occurrence of any of the following events:

(i) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (A) the then-outstanding Shares (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 10(c), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; or (iv) any acquisition pursuant to a transaction that complies with Sections 10(c)(iii)(A), 10(c)(iii)(B) and 10(c)(iii)(C);

(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, for purposes of this Section 10(c), any individual who becomes a member of the Board subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 11.	Term, Amendment and Termination

(a) Effectiveness. The Plan was approved by the Board on September 30, 2014 (the “Effective Date”).

(b) Termination. The Plan will terminate on the tenth (10th) anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.

(c) Amendment of Plan. The Board or the Committee may amend, alter, or discontinue this Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law (including, without limitation, to result in an Award being exempt from, or to avoid the imposition of taxes or penalties under, Section 409A of the Code), Applicable Exchange listing standards, or accounting rules. In addition, no amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d) Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause this Plan or Award to comply with applicable law (including, without limitation, to result in an Award being exempt from, or to avoid the imposition of taxes or penalties under, Section 409A of the Code), Applicable Exchange listing standards, or accounting rules.

SECTION 12.	Unfunded Status of Plan

It is intended that this Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Shares or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

SECTION 13.	Section 409A

The Plan is intended to avoid the imposition of taxes or penalties under Section 409A of the Code or to be exempt from or otherwise excluded from the application of Section 409A of the Code and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in a manner that avoids the imposition of taxes or penalties under Section 409A of the Code. Each payment under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of this Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable by reason of a Participant’s Separation from Service during the six (6)-month period immediately following such Separation from Service shall instead be paid or provided on the first (1st) business day following the date that is six (6) months following the Participant’s Separation from Service; provided, that, if the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within thirty (30) days following the date of the Participant’s death. With respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, payment or settlement upon a Change in Control shall only be made to the extent such Change in Control constitutes a 409A Change in Control or payment or settlement is otherwise permitted under Section 409A of the Code, including as a result of the application of Treasury Regulation 1.409A-3(j)(4)(ix)(B).

SECTION 14.	General Provisions

(a) Conditions for Issuance. The obligation of the Company to settle Awards in Common Stock or otherwise shall be subject to all applicable laws, rules and regulations and to such approvals by governmental agencies as may be required. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under this Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable. Except as otherwise provided in an Award Agreement, the Company shall be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. If the Shares issued or issuable with respect to Awards under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such Shares and may legend the certificates representing such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

(b) Additional Compensation Arrangements. Nothing contained in this Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c) No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of this Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d) Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under this Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

(e) Section 162(m). The Plan is intended to be subject to the relief set forth in Treasury Regulation Section 1.162-27(f)(1) and shall be administered and interpreted accordingly.

(f) Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then-outstanding Awards). If sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(f).

(g) Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Eligible Individual, after such Participant’s death, may be exercised.

(h) Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any,

covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of this Plan. All Shares underlying Awards that are forfeited or canceled revert to the Company.

(i) Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect. Unless otherwise specified in an Award Agreement, in the event of any conflict between the Plan and an Award Agreement, the terms of the Plan will control.

(j) Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

(k) Non-Transferability. Except as otherwise provided in this Plan or as determined by the Committee, Awards under this Plan are not transferable except by will or by laws of descent and distribution.